UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
February 24, 2026 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 24, 2026, MGE Energy, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Guggenheim Securities, LLC and Morgan Stanley & Co. LLC, as sales agents and/or principals (each a “Manager”, and collectively, the “Managers”). Pursuant to the Equity Distribution Agreement, the Company may offer and sell from time to time, shares of the Company’s common stock, par value $1.00 per share, having an aggregate gross sales price of up to $100,000,000 (the “Shares”), through the Managers, acting as the Company’s sales agents, or directly to one or both of the Managers, acting as principals.

Sales of the Shares under the Equity Distribution Agreement will be made in “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales by means of ordinary brokers’ transactions on the Nasdaq Global Select Market (“Nasdaq”) at market prices or otherwise at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. The Managers have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable laws, and regulations, and based on instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose), to sell the Shares from time to time in accordance with the Equity Distribution Agreement. The Equity Distribution Agreement provides that the Shares offered and sold through the Managers, as our sales agents, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time. The Company will pay each Manager for sales of Shares sold through it as the Company’s sales agents a commission in an amount up to two percent (2.0%) of the gross sales price for such Shares and has agreed to provide the Managers with customary indemnification and contribution rights, in each case pursuant to the terms and conditions of the Equity Distribution Agreement.

Any Shares offered pursuant to the Equity Distribution Agreement will be offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-293693) (the “Registration Statement”) and the related base prospectus relating to the offer, from time to time, of our common stock dated February 24, 2026 included therein, and a prospectus supplement dated February 24, 2026, in each case, as filed by the Company with the Securities and Exchange Commission on February 24, 2026.

The Company’s management will retain broad discretion regarding the allocation and use of the net proceeds from sales of Shares pursuant to the Equity Distribution Agreement. The Company currently intends to use the proceeds, net of expenses and the Managers’ commissions, from such sales of Shares for general corporate purposes, including, without limitation, repayment of short-term debt, repurchases, retirements and refinancing of other securities, funding capital expenditures and investments in subsidiaries.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Equity Distribution Agreement is qualified in its entirety by reference to such exhibit. In connection with the sale of the Shares pursuant to the Equity Distribution Agreement, Stafford Rosenbaum LLP provided the Company with the legal opinion filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated February 24, 2026, by and among MGE Energy, Inc., Guggenheim Securities, LLC and Morgan Stanley & Co. LLC.
5.1	Opinion of Stafford Rosenbaum LLP, dated February 24, 2026, regarding the legality of the Shares.
23.1	Consent of Stafford Rosenbaum LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

Date: February 24, 2026	/s/ Jenny L. Lagerwall
Jenny L. Lagerwall Assistant Vice President - Accounting and Controller (Chief Accounting Officer)